Exhibit 10.16
FIRST AMENDMENT
TO
LOAN AND SECURITY AGREEMENT
     THIS FIRST AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 24 day of October, 2006, by and among Silicon Valley Bank (“SVB”), as Lender and as Agent, Gold Hill Venture Lending 03, LP (“Gold Hill”) and Cavium Networks, a California corporation (“Borrower”) whose address is 805 E. Middlefield Road, Mountain View, California 94043.
Recitals
     A. SVB, Gold Hill and Borrower have entered into that certain Loan and Security Agreement dated as of October 6, 2005 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).
     B. SVB and Gold Hill have extended credit to Borrower for the purposes permitted in the Loan Agreement.
     C. Borrower has requested that Lenders amend the Loan Agreement to (i) lower the interest rate payable on the Advances, and (ii) with respect to Gold Hill only, eliminate the Final Payment and Prepayment Fee.
     D. Lenders have agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
     Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
     1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2. Amendments to Loan Agreement.
     2.1 Section 2.3 (Interest Rate, Payments). Section 2.3(c) is amended in its entirety and replaced with the following:
     (c) Interest Rate. Borrower shall pay interest on each Payment Date on the unpaid principal amount of each Advance until the Advance has been paid in full, at the fixed rate equal to: (1) from the Funding Date through October 31, 2006, twelve percent (12%) per annum, and (2) from November 1, 2006 and thereafter, ten and one half percent (10.5%) per annum. Interest is computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed. Any amounts outstanding during the continuance of an Event of Default shall bear interest at a per annum rate equal to the applicable rate as set forth above, plus four percent (4%) (the “Default Rate”).
          2.2 Section 13 (Definitions). The following additional defined terms and their respective definitions are added in their proper alphabetical order in Section 13.1:
     “Gold Hill’s Term Loan” means the $2,750,000 Advance Gold Hill made to Borrower on June 19, 2006 pursuant to this Agreement.
     “Maturity Date” is the earliest of (a) June 1, 2009, or (b) the occurrence of an Event of Default.
     “SVB’s Term Loan” means the $1,250,000 Advance SVB made to Borrower on June 19, 2006 pursuant to this Agreement.
          2.3 Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:
     “Final Payment” means the payment (in addition to and not a substitution for the regularly monthly payments of principal plus accrued interest) due on the Maturity Date in the amount of $37,500 payable to SVB on account of SVB’s Term Loan. There shall be no Final Payment as to Gold Hill’s Term Loan.
     “Prepayment Fee” shall be an amount equal to three percent (3.0%) of the amount of SVB’s Term Loan to be prepaid. There shall be no Prepayment Fee as to Gold Hill’s Term Loan.
          2.4 Section 13 (Definitions). The definition of “Final Payment Percentage” set forth in Section 13.1 is deleted.
     3. Limitation of Amendments.
          3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Lenders or Agent may now have or may have in the future under or in connection with any Loan Document.
          3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

     4. Representations and Warranties. To induce Lenders to enter into this Amendment, Borrower hereby represents and warrants to Lenders as follows:
          4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
          4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
          4.3 The organizational documents of Borrower delivered to Agent in connection with this Amendment prior to the date hereof remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
          4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
          4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
          4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and
          4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
     5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

     6. Lenders’ Expenses. Borrower shall pay all Lenders’ Expenses (including reasonable attorney’s fees and expenses) incurred in connection with this Amendment in an amount not to exceed $5,000.
     7. Effectiveness. This Amendment shall be deemed effective upon the satisfaction of all of the following: (a) the due execution and delivery to Agent of this Amendment by each party hereto, (b) the consummation of Gold Hill’s purchase from Borrower of 65,000 shares of Borrower’s Series D Preferred Stock, and (c) the consummation of Gold Hill’s purchase from David Carlson of 50,000 shares of Borrower’s Series B Preferred Stock.
[Signature page follows.]

     In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

LENDERS:		BORROWER:

SILICON VALLEY BANK, as Agent and as a Lender		CAVIUM NETWORKS

By:	/s/ Joseph S. Restago	By:	/s/ Arthur Chadwick

Name:	Joseph S. Restago	Name:	Arthur Chadwick
Title:		Title:	CFO
GOLD HILL VENTURE LENDING 03, LP, as Lender
By: Gold Hill Venture Lending Partners 03, LLC, General Partner

By:	/s/ Rob Helm

Name:	Rob Helm
Title:	Principal, Gold Hill Capital